EXHIBIT 32


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report on Form 10-QSB (the "Report") of Cambridge Holdings, Ltd. (the "Company") for the quarter ended December 31, 2006, each of the undersigned Gregory Pusey, the President and Chief Executive Officer of the Company, and Jeffrey G. McGonegal, the Senior Vice President-Finance and Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned's knowledge and belief:

          (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  February 13, 2007           /s/ Gregory Pusey
                                    --------------------------------------------
                                    Gregory Pusey, President and Chief Executive
                                    Officer


Dated:  February 13, 2007           /s/ Jeffrey G. McGonegal
                                    --------------------------------------------
                                    Jeffrey G. McGonegal, Senior Vice President-
                                    Finance and Chief Financial Officer


                                    * * * * *


A signed original of the written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.